Exhibit (14)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders

Legg Mason Partners Equity Trust

We consent to the use of our report for Legg Mason Classic Values Fund, dated January 23, 2008, a series of Legg Mason Partners Equity Trust, incorporated herein by reference as of November 30, 2007, and to the reference to our firm under the headings “Additonal Information About the Target Fund And the Acquiring Fund” and “Independent Registered Public Accounting Firm” in the Proxy Statement/Prospectus on Form N-14.

New York, New York

April 16, 2008

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders

Legg Mason Partners Equity Trust

We consent to the use of our report for Legg Mason Capital Fund, dated February 25, 2008, a series of Legg Mason Partners Equity Trust, incorporated herein by reference as of December 31, 2007, and to the reference to our firm under the headings “Additional Information About the Target Fund And the Acquiring Fund” and “Independent Registered Public Accounting Firm” in the Proxy Statement/Prospectus on Form N-14.

New York, New York

April 16, 2008

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